Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER
UNDER SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002, 18 U.S.C. § 1350

In connection with the Annual Report on Form 10‑K for the fiscal year ended December 31, 2020 of Castle Biosciences, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Derek J. Maetzold, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 11, 2021	/s/ Derek J. Maetzold
Derek J. Maetzold President and Chief Executive Officer (Principal Executive Officer)
This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Castle Biosciences, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.